UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 20, 2011

Date of Report (Date of earliest event reported)

SOLARWINDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3711 South MoPac Expressway

Building Two

Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Merger Agreement

On June 20, 2011, SolarWinds, Inc., a Delaware corporation (“SolarWinds”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among SolarWinds, Timber Acquisition Corp., a Delaware corporation and an indirect subsidiary of SolarWinds, TriGeo Network Security, Inc., an Idaho corporation (“TriGeo”), certain shareholders of TriGeo and Michelle Dickman, individually and as shareholder representative (the “Shareholder Representative”) pursuant to which TriGeo would become an indirect subsidiary of SolarWinds (the “Merger”) for a cash payment of $35.0 million, subject to certain adjustments set forth in the Merger Agreement (“Merger Consideration”).

In connection with the Merger, SolarWinds and the Shareholder Representative will also enter into an escrow agreement pursuant to which $3.5 million of the Merger Consideration will be deposited into escrow as partial security for indemnification obligations of the shareholders of TriGeo.

TriGeo, its shareholders and SolarWinds have made customary representations, warranties, and covenants in the Merger Agreement. The closing of the Merger is subject to customary and other conditions, including the approval by the shareholders of TriGeo. Holders of approximately 92% of the outstanding voting securities of TriGeo have entered into Voting Agreements with SolarWinds pursuant to which such shareholders shall vote in favor of the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Cautionary Note Regarding Merger Agreement

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It contains representations and warranties of TriGeo, the shareholders of TriGeo and SolarWinds made to and solely for the benefit of the parties. These representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing and closing of the Merger Agreement. Furthermore, certain warranties in the Merger Agreement were used for the purpose of allocating risk, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying confidential disclosure schedules.

Cautionary Statements

This filing and the exhibits attached hereto contain forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of SolarWinds and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction.

Item 7.01	Regulation FD Disclosure.

On June 23, 2011, SolarWinds issued a press release in which it announced its agreement to acquire TriGeo. A copy of the press release is attached hereto as Exhibit 99.1.

Neither the information in Section 7.01 of this Current Report on Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among SolarWinds, Inc., Timber Acquisition Corp., TriGeo Network Security, Inc., the Shareholders and Michelle Dickman, individually and in her capacity as Representative, dated as of June 20, 2011 (*)

99.1	Press release issued by SolarWinds, Inc. dated June 23, 2011.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SolarWinds, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Date: June 23, 2011	By:	/s/ Michael J. Berry
Michael J. Berry Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among SolarWinds, Inc., Timber Acquisition Corp., TriGeo Network Security, Inc., the Shareholders and Michelle Dickman, individually and in her capacity as Representative, dated as of June 20, 2011 (*)

99.1	Press release issued by SolarWinds, Inc. dated June 23, 2011.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SolarWinds, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.